Exhibit 10.2

EXICURE, INC.

INDUCEMENT GRANT OUTSIDE OF THE 2017 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the date set forth on the signature page hereto by and between EXICURE, INC., a Delaware corporation (the “Company”), and BRIAN BOCK (“Participant”), as an inducement material to Participant entering into employment with the Company in compliance with Nasdaq Listing Rule 5635(c)(4). Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the Exicure, Inc. 2017 Equity Incentive Plan attached hereto as Exhibit A (the “Plan”). This Option is granted outside of the Plan, but is subject to all of the same terms and conditions as set forth in this Agreement and the Plan (as if it had been granted under the Plan), all of which are attached hereto and incorporated herein in their entirety. The shares of Common Stock underlying the option shall not reduce and shall have no impact on the number of shares available for grant under the Plan.
I.NOTICE OF STOCK OPTION GRANT
Participant has been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant:	Brian Bock
Address:	40 Van Tassel Ct., San Anselmo, CA 94960

Grant Number:
Grant Date:	May 13, 2021
Vesting Commencement Date:	May 13, 2021
Exercise Price per Share:	$1.54
Number of Shares Subject to Option:	600,000
Total Exercise Price:	$924,000
Type of Option:	NSO
Term/Expiration Date:	May 12, 2031	, or earlier as provided in the Plan or this Agreement.

Vesting Schedule; Accelerated Vesting:
This Option shall become vested and exercisable, in whole or in part, according to the following vesting schedule: 25% of the total shares will vest on the one-year anniversary of the Vesting Commencement Date, and 1/48th of the total shares will vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a service provider as of each such date.
Termination Period:
This Option shall be exercisable for three months after Participant ceases to be a service provider, unless such termination is due to Participant’s death or disability, in which case this Option shall be exercisable for 12 months after Participant ceases to be a service provider. Notwithstanding the foregoing sentence, in no event may
1

this Option be exercised after the Term/Expiration Date as provided above, and this Option may be subject to earlier termination as provided in the Plan.
II.AGREEMENT
1.Grant of Option. In consideration of the services to be rendered by Participant to the Company or any Affiliate and subject to the terms and conditions of the Plan and this Agreement, the Administrator hereby grants to Participant an option (this “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant in Part I of this Agreement, at the Exercise Price per Share set forth in the Notice of Stock Option Grant in Part I of this Agreement (the “Exercise Price”).
2.Exercise of Option.
(a)Right to Exercise. This Option shall be exercisable during its term in accordance with (i) the Vesting Schedule set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) the applicable provisions of the Plan and this Agreement. This Option may not be exercised for a fraction of a Share.
(b)Method of Exercise. This Option shall be exercisable by delivery of an option exercise notice in the form attached hereto as Exhibit B (the “Option Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise this Option, the whole number of Shares with respect to which this Option is being exercised, and such other representations and agreements as may be required by the Company. If someone other than Participant exercises this Option, as permitted by the Plan, then such Person must submit documentation reasonably acceptable to the Company verifying that such Person has the legal right to exercise this Option. The Option Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Option Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.
3. Lock-Up Period. Participant will not, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a Form S-1 (excluding a registration relating solely to employee benefit plans on Form S-1) or Form S-3 and ending on the date specified by the Company and the underwriter(s) (such period not to exceed 180 days in the case of the Company’s IPO or 90 days in the case of any registration other than the Company’s IPO, or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) (or any successor provisions or amendments thereto), as applicable), (A) sell, dispose of, make any short sale of, offer, hypothecate, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock (whether such Shares or other securities are then held by Participant or thereafter acquired) (such Shares and other securities, the “Lock-Up Shares”) or (B) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares. The foregoing provisions of this Section II.3 shall not prevent the exercise of any repurchase option in favor of the Company or apply to the sale of any Lock-Up Shares to an underwriter pursuant to an underwriting agreement or to the Transfer (as defined in Section II.6) of any Lock-Up Shares by Participant to any trust for the direct or indirect benefit of Participant or an Immediate Family Member (as defined in the Option Exercise Notice) of Participant (provided that the trustee of the trust agrees, in writing, to be bound by the restrictions set forth herein and provided further that any such Transfer (as defined in Section II.6) does not involve a disposition for value). Participant shall execute such documents as may be reasonably requested by the Company or the underwriters in connection with any registered offering described in this Section II.3 and that are consistent with this Section II.3 or necessary to give further effect thereto.

4.Method of Payment. To the extent permitted by Applicable Laws, payment of the aggregate Exercise Price as to all exercised Shares shall be by any of the following methods, or a combination thereof, at Participant’s election:
(a)cash;
(b)check;
(c)surrender of other Shares which (i) shall be valued at their Fair Market Value on the date of exercise and (ii) must be owned by Participant free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the Administrator’s sole discretion, will not result in any adverse accounting consequences to the Company; or
(d)consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan.
Any fraction of a Share which would be required to pay such aggregate Exercise Price shall be disregarded, and the remaining amount due shall be paid in cash by Participant.
5.Restrictions on Exercise. This Option may not be exercised unless the issuance of Shares upon such exercise, or the method of payment of consideration for such Shares, complies with Applicable Laws. Assuming such compliance, Shares shall be considered transferred to Participant, for income tax purposes, on the date on which this Option is exercised with respect to such Shares.
6.Non-Transferability of Option. This Option (or, prior to exercise, the Shares subject to this Option) may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b), respectively, of the Exchange Act), whether by operation of law or otherwise (“Transfer”), other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of Participant, only by Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
7.Term of Option. This Option may be exercised only (i) within the term set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) in accordance with the terms and conditions of the Plan and this Agreement.
8.Tax Obligations.
(a)Tax Withholding. Participant agrees to make appropriate arrangements satisfactory to the Company to pay or provide for the satisfaction of all federal, state, local, foreign and other taxes (including Participant’s FICA obligation) required to be withheld with respect to the exercise of this Option. Participant acknowledges and agrees that the Company may refuse to honor the exercise of this Option, and refuse to deliver the Shares, if such withholding amounts are not delivered by Participant at the time of exercise.
(b)Section 409A of the Code. Under Section 409A of the Code, an Option that was granted with a per Share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of this Option, (ii) an additional 20% federal income tax, (iii) potential penalty and interest charges, and (iv) additional state income, penalty and interest tax to Participant (collectively, “409A Penalties”). Participant acknowledges that the Company cannot guarantee, and has not guaranteed, that the IRS will agree, in a later examination, that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant. Participant agrees that, if the IRS determines that this Option is a “discount option,” Participant shall be solely responsible for Participant’s costs related to such a determination, including any 409A Penalties.

9.General Provisions.
(a)Power and Authority. Participant hereby represents to the Company that (i) Participant has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Participant’s obligations hereunder, (ii) the execution, delivery and performance of this Agreement by Participant does not conflict with, constitute a breach of or violate any arrangement, understanding or agreement to which Participant is a party or by which Participant is bound, and (iii) this Agreement has been duly and validly executed and delivered by Participant and constitutes the legal, valid and binding obligation of Participant, enforceable against Participant in accordance with its terms.
(b)Survival. The representations, warranties, covenants and agreements made in or pursuant to this Agreement shall survive the execution and delivery hereof and shall not be affected by any investigation made by or on behalf of any party hereto.
(c)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict-of-law principles.
(d)Entire Agreement. This Agreement, together with the attached Exhibits and your employment agreement, set forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, discussions, representations and warranties, both written and oral, between the parties hereto, including any representations made during any interviews or relocation negotiations, with respect to such subject matter. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.
(e)Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) one business day after being deposited with an overnight courier service (costs prepaid), (iii) when sent by facsimile or e-mail if sent during normal business hours and on the next business day if sent after normal business hours, in each case with confirmation of transmission by the transmitting equipment, or (iv) when received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid, in each case to the addresses, facsimile numbers or e-mail addresses and marked to the attention of the persons designated (by name or title) on the signature page hereto, as applicable, or to such other address, facsimile number, e-mail address or person as such party may designate by a notice delivered to the other party hereto.
(f)Successors and Assigns; Transfers. The Company may assign this Agreement, and its rights and obligations hereunder, in whole or in part, to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, sale of assets or stock or otherwise). Except as set forth herein, (x) neither this Agreement nor any rights, duties and obligations hereunder shall be assigned, transferred, delegated or sublicensed by Participant without the Company’s prior written consent and (y) any attempt by Participant to assign, transfer, delegate or sublicense this Agreement or any rights, duties or obligations hereunder, without the Company’s prior written consent, shall be void. Subject to any restrictions on transfer set forth herein, this Agreement shall be binding upon, and enforceable against, (i) the Company and its successors and assigns and (ii) Participant and his or her heirs, executors, successors, assigns, administrators and other legal representatives. Except as set forth herein, any transfer in violation of any restriction upon transfer contained in any provision hereof shall be void, unless such restriction is waived in accordance with the terms hereof.
(g)Modification and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each party hereto. Any term or provision hereof may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver or extension shall be validly and sufficiently authorized for the purposes hereof if, as to any party, it is authorized in writing by an authorized representative of such party. The failure or delay of any party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach hereof shall be held to constitute a waiver of any other or subsequent breach.
(h)Further Assurances. Participant shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may reasonably be necessary or desirable in the view of the Company to carry out the purposes or intent hereof, including the applicable Exhibits attached hereto.
(i)Severability. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.
(j)Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, (iii) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole, and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.” Unless the context otherwise requires, references herein: (A) to a Section or an Exhibit mean a Section or an Exhibit of, or attached to, this Agreement; (B) to agreements, instruments and other documents shall be deemed to include all subsequent amendments, supplements and other modifications thereto; (C) to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (D) to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are not prohibited by this Agreement; and (E) to any gender includes each other gender. The Exhibits attached hereto shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
(k)Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which, when taken together, shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each party hereto and delivered to the other party hereto. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement. The exchange of copies of this Agreement and of signature pages hereto by facsimile transmission or e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile or e-mail shall be deemed to be original signatures for all purposes.
(l)Service Relationship At Will. Participant acknowledges and agrees that the vesting of this Option pursuant hereto is earned only by his or her continuing service as a service provider at will (and not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereby and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, or for any period at all, and shall not interfere with the right of either the Company or Participant to terminate Participant’s relationship as a service provider at any time, with or without cause or notice.
(m)Third Party Beneficiary Rights. No provisions hereof are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person, unless specifically provided otherwise herein; provided, however, that Section II.3 is intended to benefit the underwriters for any registered offering described in Section II.3, and such underwriters shall have the right, power and authority to enforce the provisions of Section II.3 as though they were parties hereto.

(n)Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, reincorporation, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Administrator will appropriately adjust the number, class and price of Shares subject to this Option, with such adjustment to be made in accordance with Section 409A of the Code.
(o)No Impact on Other Benefits. The value of this Option is not part of Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
(p)Acceptance. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement (including all Exhibits attached hereto). Participant has reviewed, and fully understands all provisions of, the Plan and this Agreement in their entirety (including all Exhibits attached hereto) and has had an opportunity to obtain the advice of his or her own legal counsel, tax advisors and other advisors prior to executing this Agreement. Any questions or disputes regarding the interpretation of the Plan or this Agreement (including all Exhibits attached hereto), or arising hereunder or thereunder, shall be submitted by the Company or Participant to the Administrator, and Participant hereby agrees to accept as final, binding and conclusive all decisions, determinations and interpretations of the Administrator upon any such questions or disputes.
(q)Equitable Relief. In the event of a breach or threatened breach by Participant of any provision hereof, Participant hereby consents and agrees that the Company may seek, in addition to other available remedies, injunctive or other equitable relief from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Participant understands that any breach or threatened breach of this Agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor, and Participant hereby consents to the issuance of an injunction or other equitable relief. The aforementioned equitable relief shall be in addition to, and not in lieu of, legal remedies, monetary damages or other available forms of relief.
(signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of  May 13, 2021.
COMPANY
EXICURE, INC.

By:	/s/ David A. Giljohann
Name:	David A. Giljohann, Ph.D.
Title:	Chief Executive Officer

Notice Address:	2430 N. Halsted St. Chicago, IL 60614

Facsimile:
E-mail:
Attention:	David A. Giljohann

PARTICIPANT

By:	/s/ Brian C. Bock
Name:	Brian C. Bock

Notice Address:	40 Van Tassel Ct., San Anselmo, CA 94960

Facsimile:
E-mail:
Attention:

Exhibits:

A – 2017 Equity Incentive Plan
B – Option Exercise Notice

SIGNATURE PAGE TO STOCK OPTION AGREEMENT

EXHIBIT A
2017 EQUITY INCENTIVE PLAN

EXHIBIT B
OPTION EXERCISE NOTICE